SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  June 2, 2004

ALBERTSON’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6187	82-0184434

(Commission File Number)	(I.R.S. Employer Identification No.)

250 Parkcenter Blvd., P.O. Box 20, Boise, Idaho      83726

(Address of Principal Executive Offices)                 (Zip Code)

(208) 395-6200

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On June 2, 2004, Albertson’s, Inc. announced and held a conference call to discuss its first quarter results. During the conference call, the Company stated the following regarding the operations of the recently acquired JS USA Holdings Inc. (“Shaw’s”):

“In their first quarter, Shaw’s grew comparable store sales by 0.4%. As for earnings, Shaw’s turned in strong performance by expanding operating margins by 0.2% to a 5.1% total for the first quarter. Total operating profit increased 8.8% for the quarter for a total of $234 million.”

The Company should have stated the following:

“For their fiscal year ended March 27, 2004, Shaw’s grew comparable store sales by 0.4%. As for earnings, Shaw’s turned in strong performance by expanding operating margins by 0.2% to a 5.1% total for the year. Total operating profit increased 8.8% for the year for a total of $234 million.”

All other references made during the conference call to Shaw’s first quarter should have been to Shaw’s 2003 fiscal year.

The Company has decided to provide additional information on Shaw’s recent performance. From the first day of the Company’s second quarter (April 30, 2004) through June 1, 2004, Shaw’s comparable store sales increased 0.9%. There can be no assurance that these trends will continue through the remainder of the quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBERTSON’S, INC.
	By:	/s/ John R. Sims
		Name:	John R. Sims
Dated: June 2, 2004		Title:	Executive Vice President and General Counsel